UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 19, 2017
XL GROUP LTD
(Exact name of registrant as specified in its charter)

Bermuda	1-10804	98-1304974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

O'Hara House, One Bermudiana Road, Hamilton, Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:  (441) 292-8515

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The annual general meeting of holders of XL Group Ltd's (the “Company's”) common shares was held on May 19, 2017. Voting results as determined in accordance with the Company's bye-laws for each matter voted upon are as follows:
1. The election of eleven Directors to hold office until 2018:

	Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
Ramani Ayer	228,914,390	6,439,412	167,619	7,308,325
Dale Comey	231,770,291	3,592,384	158,746	7,308,325
Claus-Michael Dill	235,061,750	293,421	166,250	7,308,325
Robert Glauber	233,581,112	1,784,257	156,052	7,308,325
Edward Kelly, III	229,378,611	5,978,499	164,311	7,308,325
Joseph Mauriello	233,532,357	1,830,303	158,761	7,308,325
Michael McGavick	234,817,485	548,157	155,779	7,308,325
Eugene McQuade	228,510,647	6,845,580	165,194	7,308,325
Clayton Rose	229,613,006	5,740,948	167,467	7,308,325
Anne Stevens	229,214,778	6,138,599	168,044	7,308,325
John Vereker	234,692,209	659,645	169,567	7,308,325

2. The advisory vote on the compensation of the Company's named executive officers:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
160,737,653	74,514,209	269,559	7,308,325

3. The advisory vote on the frequency of future executive compensation votes:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
228,656,725	153,307	6,568,223	143,166	7,308,325

4. The appointment of PricewaterhouseCoopers LLP to act as the registered independent public accounting firm for the Company for the year ending December 31, 2017, and the authorization of the Audit Committee of our Board of Directors to determine the compensation of PricewaterhouseCoopers LLP:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
240,496,323	2,181,230	152,193	0

Based upon the voting results of matter 3. above, the Company has determined that the advisory vote on executive compensation will occur on an annual basis until the next required advisory vote on the frequency of shareholder votes on executive compensation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:     May 23, 2017
XL Group Ltd
(Registrant)

By:	/s/ Kirstin Gould

Name:	Kirstin Gould

Title:	General Counsel and Secretary